PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 2004
                                   (UNAUDITED)

                               MTM TECHNOLOGIES,                   VECTOR GLOBAL
                                   INC. AND         NETWORK      SERVICES, INC. AND   INFO SYSTEMS,     PRO FORMA       PRO FORMA
                               SUBSIDIARIES(a) CATALYST, INC.(b)  SUBSIDIARIES (c)      INC. (d)       ADJUSTMENTS       COMBINED
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
Net Revenues:
Products                            46,943,080      10,943,974           24,919,454      29,539,286                     112,345,794
Services                            16,703,202       4,576,386           10,623,249      14,578,788                      46,481,625
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
                                    63,646,282      15,520,360           35,542,703      44,118,074                     158,827,419
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
Costs and expenses:
Cost of products sold               42,518,098       9,863,135           20,631,932      25,064,541                      98,077,706
Cost of services provided           10,961,942       3,436,077            5,696,122       9,970,137                      30,064,278
Selling, general and                12,822,494       2,023,539            8,897,106       8,218,574                      31,961,713
 administrative expenses
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
                                    66,302,534      15,322,751           35,225,160      43,253,252                     160,103,697
                               --------------- ----------------- ------------------- ----------------  ------------   -------------

Other (Income)                                                              (52,733)                                        (52,733)
Income tax expense (benefit)                                                (26,202)        347,997                         321,795
Interest expense (income)            1,458,604         129,565              (26,704)         44,378      5,860,863 (A)    8,434,911
                                                                                                           968,205 (B)
                               --------------- ----------------- ------------------- ----------------  ------------   -------------
NET (LOSS) INCOME                   (4,114,856)         68,044              423,182         472,447     (6,829,068)      (9,980,251)
                               =============== ================= =================== ================  ============   =============

Net (loss) income per
  common shares:
    Basic and diluted           $        (0.76)                                                                        $      (1.39)
                               ===============                                                                        =============

Weighted average number of
  common shares outstanding:
    Basic and diluted                5,399,890                                                             500,000 (C)    7,201,880
                               ===============                                                                        ============
                                                                                                           433,840 (D)
                                                                                                           868,150 (E)

(a) Represents historical balance sheet of MTM Technologies, Inc. as of December 31, 2004 derived from the consolidated financial statements included in MTM Technologies, Inc. Quarterly Report on Form 10-Q for the nine months ended December 31, 2004.

(b) Represents historical financial data of Network Catalyst, Inc. as of September 30, 2004 derived from the financial records of Network Catalyst, INC. for the period beginning April 1, 2004 through the date of acquisition.

(c) Represents the historical financial data of Vector Global Services, Inc. and SubsidiarieS as of December 31, 2004 derived from the financial records of Vector for the period beginning April 1, 2004 through November 30, 2004.

(d) Represents the historical financial data of Info Systems, Inc. as of December 31, 2004 derived from the financial records of Info systems, Inc. for the nine months ending December 31, 2004 .

(A) Represents non-cash debt discount amortization and interest expense related to the A-4 $10,000,000 Convertible Subordinated Promissory Notes investment by Pequot Private Equity Fund III, LLP and Pequot Offshore Private Equity Partners III, L.P. and Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P. and CVC Partners II, LLC, as if the transaction took place at the beginning of the period shown.

(B) Represents non-cash debt discount amortization and interest expense related to the A-4 $6,000,000 Convertible Subordinated Promissory Notes investment by Pequot Private Equity Fund III, LLP and Pequot Offshore Private Equity Partners III, L.P. and Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P. and CVC Partners II, LLC, as if the transaction took place at the beginning of the period shown. (C) Represents the stock consideration given as part of the Network Catalyst, Inc. acquisition of net assets, as if shares were considered outstanding for the full period shown.

(C) Represents the stock consideration given as part of the Network Catalyst, Inc. acquisition of net assets, as if shares were considered outstanding for the full period shown.

(D) Represents the stock consideration given as part of the Vector Global Services, Inc. acquisition of net assets, as if shares were considered outstanding for the full period shown.

(E) Represents the stock consideration given as part of the Info Systems, Inc. stock purchase, as if shares were considered outstanding for the full period shown.